                                                                   EXHIBIT 10.18

                                                              September 16, 1994

Allen W. Sanborn
[ADDRESS]

Dear Allen:

  This confirms our understanding and agreement with respect to your departure from Shawmut National Corporation ("SNC") and its subsidiaries and affiliates (hereinafter collectively referred to as "Shawmut") as follows:

  1. Continuation of Salary: Bonus: Insurance and Benefits.

    (a) Salary Continuation. Shawmut shall pay to you salary continuation beginning on the day after your last day worked and ending on December 31, 1995 (the "Salary Continuation Period"). These payments shall be made in accordance with the regular payroll practices of Shawmut, and shall be based upon your current salary.

    (b) Annual Bonus. No later than the end of Shawmut's first 1995 fiscal quarter, Shawmut shall pay to you a full bonus for 1994 in the amount of $180,000 less applicable withholding taxes.

    (c) Insurance and Benefits. Shawmut shall provide you, through the Salary Continuation Period, with your medical, dental and life insurance and accidental death and dismemberment coverage on the same terms currently available to you. Participation in the Shawmut National Corporation's Employees' Thrift Plan will be continued through the Salary Continuation Period to the extent provided generally to employees.

  2. Performance Equity Plan. No later than the end of Shawmut's first 1995 fiscal quarter, Shawmut shall pay to you the entire amount of the award to which you would have been entitled under Shawmut's Performance Equity Plan for the performance cycle ending on December 31, 1994 as if your employment had continued through such date; provided, however, that such amount shall be based upon the extent to which the goals for such cycle shall have in fact been met and the value per share of Shawmut common stock as of such date, and subject to awards being made under such plan for such cycle to members of Shawmut's Senior Policy Committee. You shall not be entitled to any portion of awards granted to you with respect to performance cycles ending after such date.

  3. Professional Outplacement Service. Shawmut will provide you with outplacement services through Right Associates in accordance with Shawmut's policy with respect to senior executives.

  4. Income Tax Preparation. Shawmut will pay for the services of Price Waterhouse for the preparation of your 1994 federal and state income tax returns.

  5. Restricted Stock: Stock Options. Pursuant to the Shawmut National Corporation's Stock Option and Restricted Stock Award Plan (the "Stock Plan"), you shall receive any restricted shares of Shawmut common stock granted to you under any restricted stock award agreement (as described on the statement attached as Schedule I, which is hereby made a part of this letter agreement), free of the restrictions set forth therein which provide that the restrictions lapse on May 11, 1995. If you do not exercise the options you hold pursuant to any grants of options under the Stock Plan (the "Canceled Options") prior to their expiration, Shawmut hereby agrees to pay to you:

    (a) the excess, if any, of the fair market value of a share of Shawmut common stock of the shares described on the date you elect over $14.625 with respect to 30,000 shares;

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    (b) the excess, if any, of the fair market value of a share of Shawmut common stock on the date you elect over $20.25 with respect to 20,000 shares; and

    (c) the excess, if any, of the fair market value of a share of Shawmut common stock on the date you elect over $23.125 with respect to 30,000 shares.

    You may make any such election (1) at any time after the Canceled Options expire with respect to Paragraph 5(a) above; (2) at any time after January 28, 1995, January 28, 1996 and January 28, 1997, with respect to successive one-thirds of the shares described in Paragraph 5(b) above; and (3) at any time after January 27, 1995, January 27, 1996, January 27, 1997 with respect to successive one-thirds of the shares described in Paragraph 5(c) above, but in no event shall such elections be made after April 13, 1999, January 28, 2003, and January 27, 2004, respectively.

  6. Car. Shawmut will purchase for you the 1993 Ford Explorer now being leased by you within 30 days of your execution of this letter agreement. You shall be responsible for the payment of all State and Federal taxes due as a result of this purchase. The car shall be your property thereafter and you shall be solely responsible for its expenses.

  7. Confidentiality. It is the desire and in the interest of all parties affected by this letter agreement that the terms hereof be maintained in strictest confidence. To that end, Shawmut and you covenant and agree to maintain each and every term of this letter agreement in the strictest confidence, and neither to release nor to divulge either orally or in writing any term, covenant or condition hereto to any person, firm or entity except your counsel, spouse and tax and/or financial advisor or as may be required by law or regulation or by order of any court.

  8. Non-Competition.

    (a) Except as otherwise provided in this Paragraph 8, at all times during the Salary Continuation Period, you shall not, directly or indirectly:

      (i) participate or engage as an individual proprietor, partner, stockholder, director, officer, employee, joint venturer, agent, lender or in any other capacity whatsoever (other than as a holder of less than one (1) percent of any class of publicly traded equity securities) for Fleet Financial Group, Bank of Boston Corp., UST Corporation, Baybanks or Citizens Bank or any of their subsidiaries or affiliates; provided, however, that consulting services may be provided to Bank of Boston Corp., UST Corporation, Baybanks or Citizens Bank or any of their subsidiaries or affiliates.

      (ii) solicit, aid or encourage any person or entity who was a customer of Shawmut to reduce such customer's relationship with Shawmut or any of its subsidiaries or to conduct with any other person or entity any business or activity which such customer then conducts with Shawmut or its subsidiaries; or

      (iii) except as to a person who has left Shawmut's employ or announced his departure from Shawmut without any direct or indirect inducement from you to do so, employ, attempt to employ, recruit or otherwise solicit, induce, aid or influence any employee of Shawmut to terminate his or her employment with Shawmut or its subsidiaries.

    (b) During the period to which this Paragraph 8 applies, you shall inform any prospective employer of these covenants and obligations under this Paragraph 8.

    (c) During the period to which this Paragraph 8 applies, you shall notify Shawmut within 10 business days of accepting any offer of employment.

  9. Confidential Information. You agree that all information pertaining to the prior, current or contemplated business of Shawmut and its affiliates and subsidiaries (excluding (a) publicly available information in substantially the form in which it is publicly available unless such information becomes publicly available through unauthorized disclosure by you and (b) information of a general nature not pertaining exclusively to Shawmut which would be generally acquired in similar employment with another

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company) constitutes a valuable and confidential asset of Shawmut and is the exclusive property of Shawmut. Such information includes, without limitation, information related to trade secrets, business strategies, customer lists, loan portfolios, financing techniques, financing sources and financial statements of Shawmut or any affiliate or subsidiary. You agree to hold all such information in trust and confidence for Shawmut and shall not, except as required by applicable law, use or disclose any such information, without the prior written consent of Shawmut either during the term of this agreement or thereafter. You also agree not to engage in any commentary, oral or written, which puts Shawmut in an unfavorable light, and undermines Shawmut's reputation in the banking industry. Shawmut agrees to use its reasonable best efforts to ensure its employees do not engage in any commentary, oral or written, which puts you in an unfavorable light or undermines your reputation in the banking industry. Shawmut will draw this provision to the attention of its public relations and investor relations personnel.

  10. References. Shawmut hereby agrees that any inquiry for an employment reference relative to you received by Shawmut will be directed to Gunnar S. Overstrom for a response (or, in the event of his unavailability, to such other person as you and Shawmut may mutually designate), and that a reference response will be made which is positive in tone and content and consistent with your performance as described in your performance reviews with Shawmut and your current resume, a copy of which is attached hereto as Schedule II.

  11. Indemnification: Insurance. Shawmut hereby agrees, jointly and severally, to indemnify you and hold you harmless to the fullest extent permitted by applicable law, and you shall be entitled to the protection of any insurance policies Shawmut maintains for the benefit of its respective officers, employees and agents, against all costs, charges and expenses whatsoever, including without limitation the fees, charges and disbursements of counsel and any court costs and related expenses, incurred or sustained by you (other than following a judicial determination that any of the foregoing resulted solely by reason of your gross negligence or willful misconduct) in connection with any action, suit, proceeding or investigation to which you may be made a party, a witness or in any other respect a participant by reason of your being or having been an officer, director, employee and/or agent of Shawmut.

  12. Mutual Releases.

    (a) For and in consideration of, the payments and benefits provided in Paragraphs 1 through 6 and 12(d), you hereby agree and covenant not to sue and not to make any claims of any kind against Shawmut, its past and present parent corporations, its past and present divisions, subsidiaries, affiliates and related companies, its successors and assigns and all past and present directors, officers, employees and agents of these entities, personally, and as directors, officers, employees and agents (hereinafter referred to in this Paragraph 12 collectively as the "RELEASEES") before any agency, court or other forum and you further agree to release the RELEASEES up to the date of this letter agreement for, including without limitation, common law claims or any claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Older Worker Benefits Protection Act, or any other federal, state or local statutes or regulations, presently or hereafter enacted, or any claims, demands or causes of action for monetary or equitable relief, including back pay, front pay, reinstatement, compensatory, punitive damages, attorneys' fees, expenses and costs of litigation.

    (b) THIS MEANS THAT, BY SIGNING THIS AGREEMENT, YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE RELEASEES BASED ON ANY ACTS OR OMISSIONS TAKEN BY THE RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

    (c) You acknowledge and agree that you have been given a reasonable period of time within which to consider this letter agreement and that if you wanted more time, such time is available to you, up to and including twenty-one (21) days. You also represent that you have read carefully and fully understand the terms of this letter agreement, and that you have had the opportunity to consult with an attorney,

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  prior to signing this letter agreement. You further acknowledge that you are executing this letter agreement voluntarily and knowingly and that notwithstanding your voluntary and knowing execution, you may revoke your consent to this agreement at any time within seven (7) days of the date of its execution.

    (d) Shawmut hereby agrees and covenants not to sue and not to make any claims of any kind against you, your heirs, successors and assigns (hereinafter referred to in this clause (d) collectively as "you") before any agency, court or other forum and Shawmut further releases and discharges you, and each and any or all of you, from all manner of action and actions, cause or causes of action in law or in equity, administrative proceedings, suits, claims, debts, liens, sums of money, accounts, reckoning, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, including without limitation, any and all claims under federal, state and local statutes and regulations, presently or hereinafter enacted, and any other claims, demands or causes of action of monetary or equitable relief, including compensatory, punitive damages, attorneys' fees, expenses and costs of litigation, whether arising out of, based upon or relating to your hire, employment or remuneration or the termination of your employment or otherwise other than that proximately caused by an action of yours that has been judicially determined to have been gross negligence or willful misconduct.

  13. Arbitration. Any dispute arising out of or in any way relating to this agreement shall be resolved by arbitration in Massachusetts through the Boston, Massachusetts office of the American Arbitration Association in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association except to the extent such provisions are modified as hereinafter provided. The arbitration proceeding shall be conducted by three (3) arbitrators. You and SNC shall designate one (1) arbitrator, each of whom shall be an attorney admitted to practice in one or more states who has ten (10) or more years of experience in employment matters, and the arbitrators so selected shall thereafter designate a third arbitrator (who shall be an member of the National Academy of Arbitrators) by mutual agreement. The arbitrators shall have no authority to modify any provision of the agreement or to award a remedy for a dispute involving this agreement other than for a breach of the express terms of this agreement. The decision of the arbitrators shall be final and binding on Shawmut and you. Shawmut and you shall each pay their own legal fees associated with arbitration proceedings hereunder, but the fees of the arbitrators and any other costs associated with such arbitration proceedings shall be paid by Shawmut.

  14. Severability. Any provision of this letter agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

  15. Binding Nature of Agreement. The respective obligations and/or benefits of this letter agreement applicable to Shawmut and its affiliates and to you shall be binding upon and inure to the benefit of their and your respective assigns, or successors in title or interest.

  16. Governing Law. This letter agreement will be governed, construed and interpreted under the laws of the Commonwealth of Massachusetts.

  17. Notices. All communications, including, without limitation, notices, consents, requests, or approvals, required or permitted to be given under this agreement shall be in writing addressed as follows: if to Shawmut, to J. Michael Shepherd, Shawmut National Corporation, One Federal Street, Boston, Massachusetts 02211; or, if to you, to Allen Sanborn [ADDRESS OMITTED].

  18. Representations and Warranties. Shawmut represents and warrants to you (which representations and warranties shall survive the execution and delivery of this letter agreement), as follows: (i) it has the corporate power, authority and legal right to execute, deliver and perform this letter agreement; (ii) it has

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taken all necessary corporate action required to cause this letter agreement to constitute its legal, valid and binding obligation enforceable against it in accordance with its terms.

  19. Entire Agreement. It is the intent of the parties hereto that, effective immediately, this is a binding agreement constituting the entire agreement between the parties and may not be modified or changed except by written instrument executed by all parties.

  If this letter correctly sets forth your understanding of our agreement with respect to the foregoing matters, please so indicate by signing below on the line provided for your signature.

                                          Very truly yours,

                                          Shawmut Bank National Corporation

                                                  /s/ J. Michael Shepherd
                                          By: _________________________________
                                          Name: J. Michael Shepherd
                                          Title: Executive Vice President

                                          Date: _______________________________

                                          Acknowledged and accepted:

                                                   /s/ Allen W. Sanborn
                                          _____________________________________
                                          Allen W. Sanborn

                                                          2-13-95
                                          Date: _______________________________

  Then personally appeared the above-named Allen W. Sanborn who acknowledged the foregoing to be his free act and deed before me.

                                                         /s/
                                          _____________________________________
                                          Notary Public
                                                             2/20/98
                                          My commission expires: ______________

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                                   SCHEDULE I

                          SHAWMUT NATIONAL CORPORATION
                 EMPLOYEE RESTRICTED STOCK AWARD STATUS REPORT

 AWARD       AMOUNT         SHARES        SHARES       MARKET            RELEASE
  DATE       AWARDED       RELEASED       OUTST.       PRICE            SCHEDULE
 -----       -------       --------       ------       ------       -----------------
05/11/92     10,000         6,667         3,333                     0 (Current)
                                                                    3,333 on 05/11/95
             ------         -----         -----
Shares       10,000         6,667         3,333

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